UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave. Marcus, IA 51035
(Address of principal executive offices)

(712) 376-2800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 15, 2005 the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP, approved a cash distribution of $3,000,000 to LSCP, LLLP partners of record as of March 15, 2005.  As a holder of 60.1539% of the units of LSCP, LLLP, the Registrant will receive a cash distribution of $1,804,617.  On March 15, 2005, the Registrant’s Board of Directors approved a cash distribution of $159.96 per membership unit or a total of $1,750,122.36 to its unit holders of record as of March 15, 2005.

A copy of the press release announcing and describing this distribution was made available on the Registrant’s website on March 18, 2005 and is attached hereto as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release dated March 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: March 18, 2005	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer